    As filed with the Securities and Exchange Commission on August __, 2001
                                           Registration No. 333-________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   PSC INC.
            (Exact name of Registrant as specified in its charter)


             New York                                   16-0969362
 (State or other jurisdiction of           (IRS Employer Identification Number)
  incorporation or organization)

                                   PSC Inc.
                       4800 S.W. Meadows Road, Suite 300
                             Lake Oswego, OR 97035
                                (503) 534-3550
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                        PSC Inc. 1994 Stock Option Plan
                  PSC Inc. 2000 Employee Stock Purchase Plan
                             (Full title of Plans)


                                 Paul M. Brown
                  Vice President and Chief Financial Officer
                                   PSC Inc.
                       4800 S.W. Meadows Road, Suite 300
                             Lake Oswego, OR 97035
                          Telephone:  (503) 534-3550
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                   Copy to:

                          Martin S. Weingarten, Esq.
                   Boylan, Brown, Code, Vigdor & Wilson, LLP
                               2400 Chase Square
                              Rochester, NY 14604

                        CALCULATION OF REGISTRATION FEE


                                                        Proposed          Proposed
                                                        Maximum           Maximum
Title of                                                Offering          Aggregate
Securities to                        Amount to be       Price Per         Offering                   Amount of
be Registered                      Registered (1)       Share (2)         Price (2)            Registration Fee (2)
-------------                      ---------------      ---------         ---------            --------------------
Common Shares,
$.01 par value, under:
   1994 Stock Option Plan             1,000,000           $1.06           $1,060,000                   $265
   2000 Employee Stock
   Purchase Plan                      1,000,000           $1.06           $1,060,000                   $265
                                      ---------                           ----------                   ----
                   Total:             2,000,000           $1.06           $2,120,000                   $530

     (1) The number of Common Shares to be registered may be adjusted in accordance with the provisions of the 1994 Stock Option Plan and the 2000 Employee Stock Purchase Plan in the event that, during the period the Plans are in effect, there is effected any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. Accordingly, this Registration Statement covers, in addition to the number of Common Shares stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the 1994 Stock Option Plan and the 2000 Employee Stock Purchase Plan.

     (2) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high ($1.15) and low ($0.97) sales prices per share of the Company's Common Shares as reported on The Nasdaq Stock Market on August 3, 2001.

                               EXPLANATORY NOTES

     On June 20, 1995, PSC Inc. (the "Company" or "Registrant") filed a Registration Statement on Form S-8 (Registration No. 33-60389) registering 1,750,000 common shares of the Company, par value $.01 per share (the "Common Shares"), issuable upon exercise of stock options granted by the Company under its 1994 Stock Option Plan (the "1994 SOP"). On August 5, 1999, the Company filed a Registration Statement on Form S-8 (Registration No. 333-84539) registering 1,000,000 additional Common Shares issuable upon exercise of stock options granted by the Company under the 1994 SOP. The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 1,000,000 additional Common Shares issuable upon exercise of stock options that have been added to the 1994 SOP. Accordingly, upon the effectiveness of this Registration Statement, there will be an aggregate of 3,750,000 Common Shares registered under the 1994 SOP.

     This Registration Statement on Form S-8 also registers 1,000,000 Common Shares issuable to eligible employees of the Company under the PSC Inc. 2000 Employee Stock Purchase Plan.

                                    PART I

Item 1.   Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Company hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 16, 2001 (as amended on Forms 10-K/A filed with the Commission on April 20, 2001, April 23, 2001 and April 30, 2001).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2001.

     (c) The Company's Current Report on Form 8-K dated December 29, 2000 filed with the Commission on January 17, 2001.

     (d) The Company's definitive Proxy Statement for the Company's 2001 Annual Meeting of Shareholders filed with the Commission on June 19, 2001.

     (e) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 31, 1981.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Sections 721-726 of the New York Business Corporation Law, as amended (the "BCL"), give New York corporations the power to indemnify each of their present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation.

     The Restated Certificate of Incorporation of the Registrant, as amended, contains a provision that eliminates the personal liability of each director to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the director's duty if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated Section 719 of the BCL.

     The Bylaws of the Registrant contain a provision permitted by the BCL that provides that directors and officers will be indemnified by the Registrant to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Registrant.

     The Registrant has entered into an indemnity agreement with each officer and director to provide contractual assurance that the protection afforded by the Registrant's Bylaws will be available regardless of changes in the Registrant's charter documents or change in control of the Registrant.

     The Registrant maintains an officers' and directors' liability insurance policy insuring the covered individuals against acts or omissions taken by such persons in their capacities as officers or directors.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:


       Exhibit
       Number           Description

       4.1 PSC Inc. 1994 Stock Option Plan (incorporated by reference to Appendix B of Registrant's 2001 Proxy Statement filed with the Commission on June 19,
                        2001).

       4.2 PSC Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.20 of the Registrant's December 31, 2000 Form 10-K).

       5.1 Opinion and consent of Boylan, Brown, Code, Vigdor & Wilson, LLP, counsel for the Registrant, as to the legality of the Common Shares being registered.

       23.1             Consent of Arthur Andersen LLP, Independent Public
                        Accountants.

       23.2 Consent of Boylan, Brown, Code, Vigdor & Wilson, LLP is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

       24.1             Power of Attorney (contained on signature page hereto).

Item 9.  Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Portland, State of Oregon on the 7th day of August, 2001.

                                        PSC Inc.


                                        By: /s/ Edward J. Borey
                                           --------------------
                                           Edward J. Borey
                                           President and Chief Executive Officer


     Each person whose signature appears below constitutes and appoints each of Edward J. Borey and Paul M. Brown, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                  Title                         Date
     ---------                                  -----                         ----
/s/ Edward J. Borey                     Director, President and            August 7, 2001
--------------------------------
Edward J. Borey                         Chief Executive Officer
                                        (Principal Executive Officer)

/s/ Paul M. Brown                       Vice President, Chief              August 7, 2001
--------------------------------
Paul M. Brown                           Financial Officer and
                                        Treasurer
                                        (Principal Financial Officer)

/s/ Jay M. Eastman                      Director                           August 7, 2001
--------------------------------
Jay M. Eastman

/s/ Robert S. Ehlrich                   Director                           August 7, 2001
--------------------------------
Robert S. Ehrlich

/s/ Thomas J. Morgan                    Director                           August 7, 2001
--------------------------------
Thomas J. Morgan

/s/ James O. O'Shea                     Director                           August 7, 2001
--------------------------------
James C. O'Shea

/s/ Terry R. Peets                      Director                           August 7, 2001
--------------------------------
Terry R. Peets

/s/ Jack E. Rosenfeld                   Director                           August 7, 2001
--------------------------------
Jack E. Rosenfeld

/s/ Serge Thill                         Director                           August 7, 2001
--------------------------------
Serge Thill

/s/ Bert W. Wasserman                   Director                           August 7, 2001
--------------------------------
Bert W. Wasserman

                               Index to Exhibits

Exhibit
Number        Description

4.1           PSC Inc. 1994 Stock Option Plan (incorporated by reference to
              Appendix B of Registrant's 2001 Proxy Statement filed with the
              Commission on June 19, 2001).

4.2 PSC Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.20 of the Registrant's December 31, 2000
              Form 10-K).

5.1* Opinion and consent of Boylan, Brown, Code, Vigdor & Wilson, LLP, counsel for the Registrant, as to the legality of the Common
              Shares being registered.

23.1*         Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2* Consent of Boylan, Brown, Code, Vigdor & Wilson, LLP is contained in their opinion filed as Exhibit 5.1 to this Registration
              Statement.

24.1*         Power of Attorney (contained on signature page hereto).

__________________
* Filed herewith